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                                                                EXHIBIT 10.36



                            BREAKAWAY SOLUTIONS, INC.
                    S CORPORATION TERMINATION, TAX ALLOCATION
                          AND INDEMNIFICATION AGREEMENT


     This S CORPORATION TERMINATION, TAX ALLOCATION AND INDEMNIFICATION AGREEMENT (the "Agreement"), between Breakaway Solutions, Inc., a Delaware corporation (the "Company"), and Frank Selldorf ("Stockholder,") (the Company and the Stockholder are hereinafter referred to individually as a "party" and collectively as the "parties").

     WHEREAS, the Company is an S corporation, as defined in Section 1361 of the Code (as hereinafter defined) and will continue to be an S corporation until the Termination Date (as hereinafter defined); and

     WHEREAS, Stockholder owns eighty-eight (88%) of the outstanding capital stock of the Company; and

     WHEREAS, it is anticipated that the Company will offer and sell to Internet Capital Group, LLC, a Delaware limited liability company (collectively, the "Investors"), shares of Series A Preferred Stock of the Company (the "Financing"); and

     WHEREAS, in connection with the closing of the Financing, the Stockholder and the Company wish to revoke the Company's status as an S Corporation; and

     WHEREAS, the Stockholder and the Company wish to enter into an agreement as to the termination of the Company's status as an S corporation, the method used to allocate the Company's income during its S Termination Year (as hereinafter defined) pursuant to Code Section 1362(e)(3), and the indemnification of the Company with respect to certain tax matters.

     NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 DEFINITIONS. The following terms, as used herein, have the following meanings:

          "C SHORT YEAR" means the portion of the S Termination Year of the Company beginning on the Termination Date and ending on December 31, 1999.

          "CODE" means the Internal Revenue Code of 1986, as amended, and, in the context of a state or local tax, a reference to the Code or a section of the Code includes any similar applicable provision of state or local law.


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          "EXCESS DISTRIBUTIONS" means the excess of cash or property distributions by the Company to a Stockholder over the federal and state income taxes paid (less amounts refunded or credited to such Stockholder) by the Stockholder with respect to the taxable income of the Company for all periods during which the Company has been an S corporation, including the S Short Year.

          "S SHORT YEAR" means that portion of the S Termination Year of the Company beginning on January 1, 1999, and ending on the Termination Date.

          "S TERMINATION YEAR" means the Company's fiscal year beginning January 1, 1999.

          "TAXES" means all taxes, however denominated, including any interest, penalties or additions to tax that may become payable in respect therewith, imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income, payroll and employee withholding, unemployment insurance, social security, sales and use, excise, profits, value added, ad valorem, occupancy, disability, franchise, gross receipts, environmental, occupation, real and personal property, stamp, transfer, license, net worth, real property gains, capital, worker's compensation taxes.

          "TAX RETURNS" means all reports, estimates, information statements and returns relating to, or required to be filed in connection with, any Taxes.

          "TERMINATION DATE" means the date on which S corporation status of the Company is terminated as a result of revocation of such status in accordance with Section 1362(d)(1) of the Code or otherwise.

                                   ARTICLE II

                                   TERMINATION

     2.1 TERMINATION OF S STATUS. The Company's S corporation status shall be terminated as a result of revocation of such status pursuant to Section 1362(d)(1) of the Code. The Company agrees to execute and file with the Internal Revenue Service an executed election in substantially the form attached hereto as Exhibit A, prior to the Termination Date. The termination of the Company's S corporation status shall be effective on the closing of the Financing.

     2.2 STOCKHOLDER CONSENT. Stockholder agrees to execute and deliver to the Company an executed consent in substantially the form attached hereto as Exhibit B, prior to the Termination Date.


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                                   ARTICLE III

                              ALLOCATION OF INCOME

     3.1 ALLOCATION ELECTION. The Company agrees to elect and the Stockholder agrees to consent, pursuant to Section 1362(e)(3) of the Code, to allocate tax items to its S Short Year and C Short Year pursuant to normal tax accounting rules (the "closing of the books method") rather than by the pro rata allocation method contained in Section 1362(e)(2) of the Code. The Company and Stockholder agree to take all necessary actions under Treasury Regulation Section 1.1362-6 to cause such election and consents and the revocation election and consents to be effective for federal income tax purposes, including the execution and delivery, by Stockholder, to the Company of a consent in substantially the form attached hereto as Exhibit C, prior to the Termination Date. Additionally, the Company agrees to execute and attach to its tax return filed with the Internal Revenue Service an executed election in substantially the form attached hereto as Exhibit D.

                                   ARTICLE IV

                         TAX RETURNS AND INDEMNIFICATION

     4.1 FILING TAX RETURN FOR THE TERMINATION YEAR. The Company shall be responsible for and shall effect the filing of all Tax Returns required to be filed by the Company with respect to all taxable periods ending prior to, with or within the Termination Year. The Company shall cause such returns to include the Company's income from all sources for all periods covered by such returns.

     4.2 STOCKHOLDER INDEMNIFICATION FOR TAX LIABILITIES. Except with respect to any tax jurisdiction that does not recognize S corporation as pass-through entities and to the extent any tax jurisdiction does not accord S corporation tax treatment to nonresident stockholders, Stockholder hereby indemnifies and agrees to hold the Company harmless from, against and in respect of any U.S. federal or state income tax liability (including interest and penalties), if any, resulting from the Company failing to qualify as an S corporation under Code Section 1361(a)(1) (as enacted and in effect prior to the Termination Date) for every taxable year on or before the Termination Date as to which the Company filed or files Tax Returns claiming status as an S corporation, PROVIDED, HOWEVER, that the total payments to be made by Stockholder pursuant to this
Section 4.2 shall not exceed the lesser of (i) the Excess Distributions received by the Stockholder with respect to all taxable years in which such Stockholder was a Stockholder and (ii) three hundred sixty-five thousand dollars ($365,000).

     4.3 AUDIT AND CONTEST RIGHTS. The parties hereto shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes. Within ten (10) days of the notice of any proposed or threatened adjustment which could give rise to a claim for indemnification under Section 4.2, the Company shall notify the Stockhoklder


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thereof and thereafter, the Stockholder shall have the right to control any resulting proceedings and to determine when, whether and to what extent to settle any such claim, assessment or dispute. The Company shall not make any election, take any tax return position, or agree to any adjustment or adjustments that would have the effect of increasing any tax liability with respect to any period ending on or before the Termination Date without obtaining the prior written consent of the Stockholder. The Company agrees to execute any powers of attorney or other documents necessary to permit the Stockholder to conduct such proceedings.

     4.4 PAYMENTS. Stockholder shall make such payment required under Section
4.2 within thirty (30) days after the final determination of any tax liability resulting in a claim for indemnification. For purposes of this section, "final determination" shall mean any final tax assessment, judgment or decree by the Internal Revenue Service or any court or administrative agency for which no appeal or further hearing is possible or perfected, or a settlement with the Internal Revenue Service, which settlement is consented to by the parties hereto.

     4.5 REFUNDS. The Company shall be entitled to any refund of Taxes imposed on the Company, PROVIDED, that if Stockholder is required to make any payments pursuant to Section 4.2 hereof and the Company thereafter receives a refund of any Taxes to which such payments relate, the Company, within ten (10) days of receipt of such refund, shall pay over to Stockholder such refund, including any interest received with respect thereto.

                                    ARTICLE V

                                   [reserved]


                                   ARTICLE VI

                            THIRD PARTY BENEFICIARIES

     6.1 The parties agree that the holders of Series A Preferred Stock of the Company are intended to be third party beneficiaries of this Agreement, and if for any reason the Company fails to assert its rights pursuant to this Agreement, any of such holders of Series A Preferred Stock shall have the right to assert any and all of the Company's rights hereunder on behalf of the Company.


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                                   ARTICLE VII

                                  MISCELLANEOUS

     7.1 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which collectively shall constitute an instrument representing the Agreement between the parties hereto.

     7.2 CONSTRUCTION OF TERMS. Nothing herein expressed or implied is intended, or shall be construed, to confer upon or give any person, form or corporation, other than the parties hereto, the holders of Series A Preferred Stock of the Company or their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


BREAKAWAY SOLUTIONS, INC.


By:/S/ GORDON BROOKS
   -----------------------------
       Gordon Brooks


Date:    DECEMBER 23, 1998
     ---------------------------

STOCKHOLDER:



/S/ FRANK SELLDORF
--------------------------------
    Frank Selldorf


Date: DECEMBER 23, 1998
     ---------------------------


        [SIGNATURE PAGE TO THE S CORPORATION TERMINATION, TAX ALLOCATION
                         AND INDEMNIFICATION AGREEMENT]


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